CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 28, 2012, relating to the financial statements and financial highlights, which appear in the December 31, 2011 Annual Reports to Shareholders of Strategic Growth Fund, Dividend Value Fund, High Grade Income Fund, Hawaii Municipal Bond Fund, and Government Money Market Fund, constituting The Bishop Street Funds, and our report dated February 26, 2009, relating to the financial statements and financial highlights, which appear in the December 31, 2008 Annual Reports to the Shareholders of Treasury Money Market Fund, one of the funds constituting The Bishop Street Funds, both of which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 30, 2012